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                                                DJP/HG/phw/101380.3
                                                Direct Telephone:
                                                +441 298 3218
                                                Direct Fax:  +441 298 3353
                                                Direct e-mail: hgillespie@ask.bm


                                             19 November 1999

CoreComm Limited
110 East 59th Street
New York, NY 10222
USA

Dear Sirs

CORECOMM LIMITED REGISTRATION STATEMENT ON FORM S-3

We have acted as attorneys in Bermuda for CoreComm Limited, a Bermuda limited liability company ("CoreComm"), in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 under the United States Securities Act of 1933, as amended (the "Registration Statement"), with respect to up to 5,000,000 of CoreComm's common shares, US$0.01 par value per share (the "Shares"), to be issued to the holders of CoreComm's 6% convertible notes due 2006 (the "Convertible Notes") upon conversion of the Convertible Notes into Shares.

For the purposes of this opinion we have examined and relied upon the documents listed which, in some cases, are also defined in the Schedule to this opinion, (the "Documents").

Unless otherwise defined herein terms defined in the Registration Statement have the same meanings when used in this opinion.

ASSUMPTIONS

We have assumed:

      (i) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which would have a material effect on any of the opinions herein expressed;

      (ii) that all representations and factual statements appearing in the Registration Statement and the Resolutions are true, accurate and complete in all material respects;

      (iii) the genuineness of all signatures on the Documents;
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CoreComm Limited                     - 2 -                      19 November 1999


      (iv) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents, of all documents produced to us as certified, conformed, notarised or photostatic copies;

      (v) that the information disclosed by the Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches;

      (vi) that the Signature Pages evidence the approval of all of the Directors of CoreComm of all matters relating to CoreComm set out in the Registration Statement; and

      (vii) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part and accurately record the resolutions passed by the Board of Directors of CoreComm at a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout.

OPINION

Based on and subject to the foregoing, subject to the reservations set out below, and to any matters not disclosed to us, we are of the opinion that:

(1) CoreComm has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Shares.

(2) CoreComm has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under the Indenture and the Registration Rights Agreement.

(3) CoreComm has all requisite corporate power and authority to issue the Convertible Notes, to perform its obligations thereunder and to complete the transactions contemplated by the terms thereof.

(4) The execution, delivery and performance by CoreComm of the Indenture and the Registration Rights Agreement and the transactions contemplated thereby, and the issue by CoreComm of the Convertible Notes, have been duly authorised by all necessary corporate action on the part of CoreComm.

(5) The Indenture, The Registration Rights Agreement and the Convertible Notes, have been duly executed by the Company

(6) The execution, delivery and performance by CoreComm of the Indenture, the Registration Rights Agreement and the Convertible Notes, and the transactions
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CoreComm Limited                     - 3 -                      19 November 1999


      contemplated thereby (including the issue of the Convertible Notes) do not and will not violate, conflict or constitute a default under:

      (i)   any requirement of any law or regulation of Bermuda; or

      (ii)  the Constitutional Documents.

(7) When duly issued pursuant to the Resolutions all necessary action required to be taken by CoreComm pursuant to Bermuda law for the issue by CoreComm of the Shares will have been taken by or on behalf of CoreComm.

(8) All the necessary authorisations and approvals of Governmental authorities in Bermuda have been obtained for the issue by CoreComm of the Shares.

(9) When duly issued pursuant to the Resolutions in the circumstances referred to or summarised under the caption "Description of Convertible Notes - Conversion" in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of CoreComm.

(10) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Convertible Notes or the Shares.

RESERVATIONS

We have the following reservations:-

(a) We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda as at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of CoreComm and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of CoreComm after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, CoreComm.
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CoreComm Limited                     - 4 -                      19 November 1999



DISCLOSURE

This opinion is addressed to you in connection with the registration of the Shares with the Securities and Exchange Commission solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption "Legal Matters " in the Prospectus included as part of the Registration Statement.

This opinion is to be governed by and construed in accordance with the laws of Bermuda. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully



/s/ Appleby Spurling & Kempe

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                                    Schedule


(1) A copy of the Minutes of the Meeting of the Board of Directors of CoreComm held on 14 September 1999 (the "Resolutions").

(2) Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of CoreComm (collectively referred to as the "Constitutional Documents").

(3) A certified copy of the Certificate of Deposit of Memorandum of Increase of Share Capital for CoreComm filed with the Registrar of Companies in Bermuda on 17 July 1998.

(4)   A copy of the Registration Statement.

(5) A copy of the pages of the Registration Statement as filed signed by all of the Directors of CoreComm (the "Signature Pages").

(6) A faxed copy of an executed indenture dated as of 6 October 1999 made between CoreComm and The Chase Manhattan Bank (the "Indenture").

(7) A certified copy of an executed Registration Rights Agreement dated 6 October 1999 among CoreComm and Donaldson, Lufkin 7 Jenrette Securities Corporation, Waserstein Perella Securities, Inc. Chase Securities Inc. Bear, Stearns & Co. Inc. Goldman, Sachs & Co. Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

(8) A copy of the permission dated 24 August 1999 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of up to 75,000,000 CoreComm Common Shares.

(9) The entries and filings shown in respect of CoreComm on the file of CoreComm maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, and the entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches done on (12 November 1999)(collectively referred to as the "Searches").